UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street,

P.O. Box HM

1179, Hamilton HM EX, Bermuda

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 3, 2014, Energy XXI (Bermuda) Limited, an exempted company under the laws of Bermuda (“Energy XXI”), Energy XXI Gulf Coast, Inc., a Delaware corporation and indirect wholly owned subsidiary of Energy XXI (“Gulf Coast”), Clyde Merger Sub, Inc., a wholly owned subsidiary of Gulf Coast (“Merger Sub”), and EPL Oil & Gas, Inc., a Delaware corporation (“EPL”), completed the previously-announced transactions contemplated by the Agreement and Plan of Merger, dated as of March 12, 2014 (as amended, the “Merger Agreement”), by and among Energy XXI, Gulf Coast, Merger Sub, and EPL.

Item 1.01.  Entry into a Material Definitive Agreement

On June 3, 2014, Energy XXI’s indirect wholly owned subsidiary Gulf Coast received written confirmation from the administrative agent under its Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had satisfied the conditions for effectiveness of the Eighth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of May 23, 2014 (the “Amendment”). The Amendment generally set out consent of the lenders thereunder to consummate the acquisition by Gulf Coast of EPL on such date and contained provisions facilitating such acquisition, including providing some of the financing for it.

Pursuant to the Amendment, the borrowing base for Gulf Coast is established at $1,500,000,000 (an increase from $1,200,000,000) until the next redetermination of such borrowing base pursuant to the terms of the First Lien Credit Agreement. Of this borrowing base amount, Gulf Coast established a subfacility pursuant to the Amendment for its wholly owned subsidiary, EPL, with a borrowing base of $475,000,000 for such subfacility. Upon the effectiveness of the Amendment, EPL immediately borrowed the entire $475,000,000 to refinance the outstanding indebtedness it had under the terms of a credit agreement in existence at the effective time of the acquisition of EPL by Gulf Coast. The borrowing base for this subfacility is subject to redeterminations from time to time generally on the same basis as is the overall borrowing base under the First Lien Credit Agreement. Under the First Lien Credit Agreement, as amended under the Amendment, Gulf Coast and its subsidiaries, other than EPL and its subsidiaries, have guaranteed and secured the indebtedness of EPL and its subsidiaries, but EPL and its subsidiaries have not commensurately guaranteed the obligations of Gulf Coast and its other subsidiaries. However, per the terms of the First Lien Credit Agreement, immediately upon EPL’s retirement of its obligations in respect of its outstanding 8.25% notes due 2018, EPL and its subsidiaries are required to guarantee and secure the obligations generally of Gulf Coast and its subsidiaries and such EPL subfacility shall terminate (and the entire borrowing base amount shall thereupon be available to Gulf Coast for credit extensions under the terms of the First Lien Credit Agreement). Most of the terms of the Amendment generally are in regards to incorporating the concept of EPL as a separate “borrower” for purposes of the First Lien Credit Agreement. Interest accrues and is payable on the EPL subfacility on the same basis as principal amounts outstanding generally under the First Lien Credit Agreement.

Under the Amendment, the maturity date of the First Lien Credit Agreement is accelerated to August 15, 2017, if EPL’s 8.25% notes due 2018 are not prepaid, redeemed or refinanced on or prior such date.

The Amendment also incorporates a few additional changes, including the incorporation of the concept of the Gulf Coast’s 6.875% senior unsecured notes due 2024 as senior unsecured debt generally permitted under the terms of the First Lien Credit Agreement (so that provisions under the First Lien Credit Agreement for such notes are commensurate with the provisions already existing for Gulf Coast’s 9.25% senior unsecured notes due 2017, 7.75% senior unsecured notes due 2019 and 7.50% senior unsecured notes due 2021). With such amendment, Gulf Coast retains the ability to further incur $1,000,000,000 of permitted unsecured indebtedness (provided that Gulf Coast is restricted from borrowing twenty-five percent (25%) of the amount of such additional permitted unsecured indebtedness until such time as the lenders under the First Lien Credit Agreement otherwise provide or waive such limitation). Furthermore, the Amendment removed the prohibition on the prepayment, redemption or other refinance of Gulf Coast’s outstanding 9.25% senior unsecured notes due 2017, 7.75% senior unsecured notes due 2019, 7.50% senior unsecured notes due 2021 and the 6.875% senior unsecured notes due to 2024 and any other permitted unsecured indebtedness incurred by Gulf Coast, and instead established certain quantitative liquidity conditions to making any such prepayment, redemption or other refinance of such senior unsecured notes or other permitted unsecured indebtedness. Pursuant to the Amendment, Gulf Coast is permitted to use proceeds from the issuance of further permitted unsecured indebtedness to prepay, redeem or refinance such notes and, upon such action, treat such amount so used as a refinancing of the amount so prepaid redeemed, and restore the availability to incur such amount under the permitted unsecured indebtedness basket.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 3, 2014, Energy XXI, Gulf Coast, Merger Sub, and EPL completed the previously-announced transactions contemplated by the Merger Agreement, pursuant to which Merger Sub was merged with and into EPL with EPL continuing as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the issued and outstanding shares of EPL common stock, par value $0.001 per share (“EPL Common Stock”), were converted, in the aggregate, into the right to receive merger consideration (the “Merger Consideration”) consisting of approximately 65% in cash and 35% in shares of common stock of Energy XXI, par value $0.005 per share (“Energy XXI Common Stock”). Each EPL stockholder had the right to elect to receive the following, subject to the proration provisions contained in the Merger Agreement:

(i)	a combination of 0.584 of a share of Energy XXI Common Stock and $25.35 in cash without interest (the “Mixed Election”);

(ii)	$39.00 cash without interest (the “Cash Election”); or

(iii)	1.669 shares of Energy XXI Common Stock (the “Stock Election”).

However, as a result of the Merger Agreement’s proration provisions, the EPL stockholders who timely made a Cash Election will not receive only cash, but will instead receive for each EPL common share a combination of $25.92 in cash (without interest) and 0.5595 of a share of Energy XXI Common Stock. The proration provisions did not result in an adjustment to either the Mixed Election or the Stock Election.

In connection with the Merger, each outstanding restricted share of EPL Common Stock and phantom share of EPL Common Stock fully vested at the Effective Time and was treated as a share of EPL Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration. At the Effective Time, each stock option to purchase shares of EPL Common Stock was deemed exercised pursuant to a cashless exercise and was converted into the right to receive the cash portion of the Merger Consideration pursuant to the Cash Election, without being subject to proration.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to Energy XXI’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2014 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On June 4, 2014, Energy XXI issued a press release announcing the completion of the acquisition of EPL and an operations update on the combined properties. For additional information concerning the foregoing, a copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 3, 2014, following the completion of the Merger and as required by the Merger Agreement, Scott A. Griffiths joined the Board of Directors of Energy XXI (the “Board”) as a Class II director to serve until the next shareholders’ meeting at which directors of his class are elected. On May 30, 2014, the shareholders of Energy XXI elected Mr. Griffiths who had previously been nominated by the Board to fill an existing vacancy. The Board has appointed Mr. Griffiths to serve as a member of the Remuneration Committee of the Board.

Mr. Griffiths, 59, has been an EPL director since September 2009. Mr. Griffiths has almost 30 years of experience in the energy sector. Mr. Griffiths served as Senior Vice President and Chief Operating Officer of Hydro Gulf of Mexico, L.L.C. from December 2005 to December 2006. Subsequent to leaving Hydro Gulf of Mexico, Mr. Griffiths has been involved in certain energy investments for his own account. From 2003 through December 2005, Mr. Griffiths served as Executive Vice President and Chief Operating Officer of Spinnaker Exploration Company. From 2002 to 2003, Mr. Griffiths served as Senior Vice President, Worldwide Exploration for Ocean Energy, Inc. Mr. Griffiths joined Ocean following the 1999 merger of Ocean and Seagull Energy Corporation, where he began working in 1997. At Seagull, Mr. Griffiths served as Vice President, Domestic Exploration. Mr. Griffiths is a director of Enlink Midstream GP, LLC. Mr. Griffiths served as a director of Copano Energy, LLC from 2002 until 2013 when Copano Energy, LLC was sold to Kinder Morgan. In light of Mr. Griffiths’ almost 30 years of experience in the energy industry, the Board determined that Mr. Griffiths’ business and board experience, particularly his extensive experience in the operations aspects of the oil and gas business, will make him a valuable member of the Board.

Promotion of Officers.

On May 30, 2014, Energy XXI appointed, effective as of June 3, 2014, Benjamin Marchive, formerly serving as Executive Vice President, Exploration and Development, to Chief Operating Officer of Energy XXI, Todd Reid, formerly serving as Senior Vice President, Marketing and Risk Management, to Executive Vice President, Marketing and Risk Management, Hugh Menown, formerly serving as Senior Vice President, Chief Accounting Officer and Chief Information Officer, to Executive Vice President, Chief Accounting Officer and Chief Information Officer and Antonio de Pinho, formerly serving as Senior Vice President, M&A, Joint Ventures and Technology, to Executive Vice President, M&A, Joint Ventures and Technology.

Prior to his promotion, Mr. Marchive, 67, served as Executive Vice President, Exploration and Development of Energy XXI since July 2010. He joined the company in April 2006.

Prior to his promotion, Mr. Reid, 51, served as Senior Vice President, Marketing and Risk Management of Energy XXI since joining the company in July 2006.

Prior to his promotion, Mr. Menown, 55, served as Chief Accounting Officer of Energy XXI since May 2007 and as Senior Vice President and Chief Information Officer of Energy XXI since July 2010. He joined the company in August 2006.

Prior to his promotion, Mr. Pinho, 47, served as Senior Vice President, M&A, Joint Ventures and Technology since joining the company in September 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Eighth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of May 23, 2014, and effective as of June 3, 2014.

99.1	Press Release of Energy (XXI) Bermuda Limited, dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

	By:	/s/ David West Griffin
David West Griffin
June 4, 2014		Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Eighth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of May 23, 2014, and effective as of June 3, 2014.

99.1	Press Release of Energy (XXI) Bermuda Limited, dated June 4, 2014.